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10.39

THIS WARRANT AND THE STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY OR COUNSEL FOR THE REGISTERED HOLDER (WHICH SHALL BE IN FORM AND FROM SUCH COUNSEL AS SHALL BE REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION IS NOT THEN REQUIRED.

                                  IQ BIOMETRIX
                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by IQ Biometrix, Inc., a Delaware corporation (the "Company"), the undersigned holder (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., Pacific Coast time, on October 4, 2005 (the "Expiration Date"), Eighty Thousand (80,000) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock") at an exercise price of $1.25 per share (the "Exercise Price") subject to further adjustment as set forth in Section 6 hereof.

                  2. Exercise of Warrants. This Warrant is exercisable in whole or in part for whole shares of the Company's Common Stock at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the five
(5) business days immediately preceding the Company's receipt of the Notice of Exercise Form duly executed.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. Adjustments to Exercise Terms.

                           If the Company at any time prior to the full
execution of this Warrant shall, by
subdivision, combination, merger, spin-off, re-classification or like capital adjustment of the securities, change any of the securities to which purchase rights under this Warrant exist into the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities acquirable immediately prior to such transaction. If shares of the securities acquirable upon exercise of this Warrant are subdivided into a greater number of securities, including any stock dividend, or if such securities are combined into a lesser number of securities, then the purchase price for the securities acquirable upon exercise of this Warrant and the securities acquirable pursuant to this Warrant shall be proportionately and equitably adjusted.

                  7. Miscellaneous.

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws relating to such security, unless in the opinion of counsel satisfactory to the Company, such registrations are not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  (b) Company currently has on file with the SEC form SB-2. Prior to the effective date of the SB-2, the SB-2 shall be amended to provide that the shares underlying this warrant, and each of them, shall be registered in such filing.

                  (c) At any time after the effective date of the SB-2, the Company will have the option, but not the obligation, to "Call" this Warrant should the Company's closing stock price equal or exceed $3.00 per share at any time during the term hereof ("Call Trigger"). If the Call Trigger occurs, the Investor will have ten (10) business days to deliver the necessary funds to exercise the warrant. Upon receipt of the funds, the Company will issue to the Investor the corresponding number of shares from the warrant exercise. In the event of a Call Trigger, should the Holder fail to deliver payment within the time allotted, this Warrant shall be immediately terminated and of no further force and effected.

                  (d) Holder covenants and agrees from the date of this Agreement onward, that it shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to the shares of Common Stock that will be received as a result of the exercise of the Warrants, for the period commencing on the date of this Agreement through the earlier of
(i) the date the Registration Statement is declared effective, or (ii) the one year anniversary of the date of this Agreement (the "Lock-Up Period"). This restriction is expressly agreed to by Holder in order to preclude Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the shares of Common Stock during the Lock-Up Period even if said shares of Common Stock would be disposed of by someone other than Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the "box") or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from shares of Common Stock.

                  (e) Holder hereby covenants and agrees that upon the effectiveness of the Registration Statement that it will limit its aggregate daily sales of shares of Common Stock to 5% of the current day's trading volume for the shares of Common Stock on the OTC - Bulletin Board (or an exchange if the shares of Common Stock or then trading on an exchange). This volume restriction is expressly agreed to by Holder in order to preclude Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the shares of Common Stock in excess of said 5% of daily trading volume even if said shares of Common Stock would be disposed of by someone other than Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the "box") or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from shares of Common Stock. Upon written request of Company, Holder shall deliver to Company its trading records reflecting sales of the shares of Common Stock within three (3) business days of receipt of such request. This covenant contained in this Section 10.1.6 shall only be effective provided Company has obtained a covenant of the same substance and nature from Forte Capital Partners LLC and The Micek family and their affiliated entities.

                  8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i) if the to Company, to: IQ BIOMETRIX, INC. 39111 Paseo Parkway, Suite 304 Fremont, California 94538 ATTN: CEO Telephone No.:
                                    (510) 795-2900 Telecopier No.: (559)
                                    272-5121

                            (ii) if to the Holder, to the address on the
signature page hereof.

Any party may give notice in accordance with this Section to the other parties designating another address or person for receipt of notices hereunder.

                  9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  10. Governing Law. This Warrant shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this Warrant shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The parties hereto hereby expressly and irrevocably submit to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final judgment rendered thereby in connection with such litigation. The parties further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The parties hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which they may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant.


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                  11. Descriptive Headings. Descriptive headings of the several
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of
___ October, 2003.

                                    IQ BIOMETRIX, INC., a Delaware corporation



                                    By:_________________________________
                                             Name:
                                             Title:


                                   Holder: Jacob Engel





                                    Address:

                                    10 Gel Court
                                    Monsey, NJ  10952
                                    845.371.7200x101


                                    Fax:_________________________________



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